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                                  EXHIBIT 10.35

                              SETTLEMENT AGREEMENT
                              --------------------

     This settlement agreement ("Agreement") is made and entered into by and between Keith Cowan ("Cowan") on the one hand, and HiEnergy MicroDevices, Inc, HiEnergy Technologies, Inc., and Bogdan Castle Maglich (collectively referred to as the "HiEnergy Defendants") on the other hand, as of January 15, 2003, in Irvine, California.

                                    RECITALS
                                    --------

     WHEREAS an action is now pending in the Superior Court of the State of California, County of Orange, Central Justice Center, styled Cowan v. HiEnergy
                                                             -----------------
MicroDevices, et al., Case No. 02CC05356 (the "Action"); and
-------------------

     WHEREAS all parties wish to resolve the disputes and differences existing between them by settling the Action and thereafter having their peace;

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, for and in consideration of the following terms and conditions, each of the parties hereby agree as follows:

     1.     CONSIDERATION
            -------------

     Within fifteen (15) days of execution of this agreement by all parties, however no earlier than the eighth day following Cowan's execution, HiEnergy Defendants shall provide Cowan with the following consideration:

          (a)     PAYMENT OF SETTLEMENT FUNDS: HiEnergy Defendants shall pay to
                  ---------------------------
Cowan the sum of Fifty Thousand Dollars ($50,000), payable as follows:

               (1) Twenty Five Thousand Dollars ($25,000) shall be wages subject to all payroll tax withholdings and shall be paid directly to Cowan, with the check delivered to the Law Offices of David J. Harter, 5232 Bolsa Ave., Suite 2, Huntington Beach, CA 92649, prior to 5:00 p.m. on the due date. Cowan shall have the right to provide a new W-4 prior to payment.

               (2) Twenty Five Thousand Dollars ($25,000) shall be for the reimbursement of moving expenses and legal fees in connection with the Action. Such payment shall be made by issuing payment to the Law Offices of David J. Harter Client Trust Account, and must be received by delivery to 5232 Bolsa Ave., Suite 2, Huntington Beach, CA 92649, prior to 5:00 p.m. on the due date. Cowan agrees that payment in this manner is fully satisfactory to him. The parties agree that payroll taxes shall not be deductible from this payment as the payment is not for wages, but rather reimbursement for attorney's fees and moving expenses. Nevertheless, in the event any interest or penalties are assessed by the Internal Revenue Service against HiEnergy as a result of this payment without withholding, Cowan will indemnify HiEnergy for any such interest and/or penalties imposed.


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Settlement Agreement and Release
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______________________________________________________________________________

          (b)     REGISTRATION OF STOCK:  Eighty Thousand (80,000) shares of
                  ---------------------
restricted stock in HiEnergy Technologies, Inc. ("STOCK") will be provided to Cowan as further consideration. Within five (5) days of execution of this agreement, the certificate representing the STOCK shall be issued and delivered to Cowan. The STOCK is to be included in the next SEC registration statement filed by HiEnergy and will be reissued with all restrictions removed within three days after the registration statement becomes effective. Cowan agrees to execute HiEnergy's standard Certificate of Representations, Warranties and Covenants. If in the opinion of HiEnergy's counsel, restrictive legends on the certificates cannot removed pursuant to state securities laws, and the holder refuses to make such accommodations as would satisfy HiEnergy's counsel, then HiEnergy shall not be required to remove the restrictive legend. If the restriction is not removed from the stock on or before April 1, 2003, then COWAN, at his option, can tender the shares to HiEnergy and make a claim for the full amount of the funds being held pursuant to the provisions of section 1 subdivision (c) of this agreement.

          (c)     ISSUANCE OF LETTER OF CREDIT OR ESTABLISHMENT OF ESCROW
                  -------------------------------------------------------
ACCOUNT:  HiEnergy Defendants shall do one of the following:


          (i) Issue an irrevocable letter of credit from a major U.S. bank in favor of Cowan for the sum of One Hundred Twenty Five Thousand Dollars ($125,000). Payment terms of the letter of credit shall say that the funds shall be payable to Cowan, upon certification by Cowan, that one of the following conditions has been met: (1) the restrictions from Cowan's share certificate were not removed on or before April 1, 2003 and the share certificate representing the 80,000 shares has been returned to HiEnergy, or (2) after expiration of the 30-day period immediately following the date the SEC registration statement becomes effective, and provided that (A) Cowan possesses none of the 80,000 shares of HiEnergy Technologies, Inc. stock described in Paragraph 1(b) and (B) Cowan received less than $125,000 for sale of all 80,000 shares, upon presentation of supporting documentation evidencing the proceeds realized from the sale of the shares, in which case Cowan may draw on said letter of credit up to a maximum amount equaling the difference between the amount Cowan receives for sale of all shares and $125,000, or;

          (ii) Deposit the sum of One Hundred Twenty Five Thousand Dollars ($125,000) in an escrow account acceptable to Cowan. The escrow instructions shall state that the funds shall be payable to Cowan, upon certification by Cowan, that one of the following conditions has been met: (1) if the restrictions from Cowan's

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Settlement Agreement and Release
Page 3 of 7
______________________________________________________________________________

               share certificate are not removed on or before April 1, 2003 and the share certificate representing the 80,000 shares has been returned to HiEnergy, or (2) after expiration of the 30-day period immediately following the date the SEC registration statement becomes effective, provided that (A) Cowan possesses none of the 80,000 shares of HiEnergy Technologies, Inc. stock described in Paragraph 1(b), and (B) Cowan received less than $125,000 for sale of all 80,000 shares, upon presentation of supporting documentation evidencing the proceeds realized from the sale of the shares, in which case Cowan may withdraw funds from the escrow account up to a maximum amount equaling the difference between the amount Cowan receives for sale of all shares and $125,000.

     Cowan hereby agrees that any sale of the shares shall be a good faith arms length sale through a registered securities broker/dealer.

     Cowan acknowledges that the HiEnergy Defendants vigorously deny any wrongdoing whatsoever in connection with its dealing with Cowan, and that the consideration provided pursuant to this Agreement is made solely for the purpose of compromising disputed claims and avoiding the time and expense of litigation. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of the Company.

     2     NOTICE OF SETTLEMENT / DISMISSAL OF ACTION
           ------------------------------------------

     Upon receipt of the settlement funds described in Paragraph 1(a) herein, and the deposit of the additional settlement funds into escrow with the required instructions or opening of the letter of credit described in Paragraph 1(c) herein, Cowan shall cause a notice of settlement to be filed with the Orange County Superior Court, Case No. 02CC05356 (the "Action"), and forward a conformed copy to the attention of Jerry D. Underwood at Stradling Yocca Carlson & Rauth, attorneys of record for the HiEnergy Defendants. The court shall retain jurisdiction to enforce the terms of this settlement until such time as Cowan has sold the STOCK or received any money due to him under the escrow or letter of credit. Once the STOCK has been sold for an amount of not less than $125,000, or an money held in escrow or under the letter of credit has been paid consistent with Paragraph 1(c) herein, Cowan shall cause a Request for Dismissal of the entire action against all defendants, heirs, and estates, as the case may be, with prejudice, to be filed in the Action, and forward a conformed copy to the attention of Jerry D. Underwood at Stradling Yocca Carlson & Rauth. No defendant shall file a memorandum of costs in connection with this dismissal.

                                        3

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Settlement Agreement and Release
Page 4 of 7
______________________________________________________________________________


     3.     RELEASE OF ALL CLAIMS
            ---------------------


     Upon the performance of all obligations required under this agreement, the parties hereby fully, finally, and forever release and discharge each other, as well as their parent companies, subsidiaries, affiliates, predecessors in interest, successors in interest, officers, directors, employees, agents, attorneys, principals, joint and co-venturers, assigns, and representatives of every nature from any and all claims for relief, causes of action, claims, rights, obligations, liabilities, damages, costs, demands, complaints to the board of registration, and actions at law, in equity or otherwise, related to the Action, including, without limitation, those that are known and unknown, those that are suspected and unsuspected, and those that exist as well as those that may come into existence in the future, and including all causes of action that could have been asserted in those actions.

     The release in this Agreement includes, but is not limited to, claims arising under federal, state or local law for race, color, sex, age, or other forms of employment discrimination and retaliation. In accordance with the Older Workers Benefit Protection Act, Cowan hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination in Employment Act of 1967, as amended, which he might otherwise have had against the HiEnergy Defendants. Cowan is advised to and acknowledges that he has consulted with his attorney David J. Harter before signing this Agreement and that he has 21 days in which to consider and accept this Agreement. In addition, Cowan understands and acknowledges that he has a period of seven (7) days following his execution of this Agreement in which he may revoke this Agreement. If Cowan does not advise the HiEnergy Defendants by a writing addressed and sent the attention of Jerry D. Underwood at Stradling Yocca Carlson & Rauth, attorneys of record for the HiEnergy Defendants within such seven day period of the his intent to revoke this Agreement, the Agreement will become effective and enforceable upon the expiration of the seven days.

     4.     WAIVER OF ALL RIGHTS
            --------------------

     The parties hereby expressly, knowingly, and intentionally WAIVES ALL RIGHTS AND PROTECTIONS afforded in connection with the Action by the terms and provisions of California Civil Code section 1542 and by any and all similar laws of and for any other state of the United States and all foreign governments. California Civil Code section 1542 states that:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     In connection with such waiver, the parties hereby acknowledges that they hereafter may discover claims, obligations, rights, causes of action, claims for relief, liabilities, and facts, or any of them, in addition to or different from those that he now knows or believes to be in existence, accrued, or true with respect to the matters hereby released. Nevertheless, it is the intention of

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Settlement Agreement and Release
Page 5 of 7
______________________________________________________________________________

the parties, through this Release and with the independent advice of counsel or the opportunity to receive such advice, fully, finally, and forever to settle and release all such claims, obligations, rights, causes of action, claims for relief, liabilities, and damages that heretofore have existed, now exist, or hereafter may exist against the other party in connection with the Action.

     5.     CONFIDENTIALITY
            ---------------

     Each party agrees to keep the terms of this Agreement completely confidential and not hereafter disclose the substance or contents hereof, including specifically the amount of such payment(s), to any person or entity, including but not limited to any past or present employee of the Company; provided, however, that this provision shall not:

          (a) preclude either party from making such disclosures (1) as are necessary to comply with a valid subpoena or court order (provided, however, that upon receipt of any such subpoena or court order the party receiving it will immediately and prior to any disclosure notify the other party), or (2) to their attorneys, accountants, or tax preparers as are necessary for either party to comply with the law or generally accepted accounting principles, provided such individuals are informed of this confidentiality provision and agree to be bound thereby; and

          (b) preclude HiEnergy from making such disclosures as necessary, in the opinion of HiEnergy, for any filing with the Securities and Exchange Commission.

If asked about the claim, each party shall state only that the matter has been resolved.

     6.     ENTIRE AGREEMENT
            ----------------

     This Agreement contains the entire understanding between the parties concerning the subject matter it contains. There are no representations, agreements, arrangements, or understandings, oral or written, among the parties relating to the subject matter of this Agreement, which are not fully expressed herein.

     7.     JOINT PREPARATION
            -----------------

     This Agreement is the product of the parties' mutual discussions and negotiations. This document is drafted, prepared and created by all the parties collectively and shall not be construed in favor of, or against, any party.

     8.     OPPORTUNITY TO REVIEW AGREEMENT
            -------------------------------

     Each party has been given an opportunity to fully review and analyze this Agreement and further have had the opportunity to seek legal counsel and to have legal counsel review and analyze this Agreement. Each party has fully read and understands each provision of this contract and all parties understand their respective duties under this Agreement.

                                        5
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Settlement Agreement and Release
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______________________________________________________________________________

     9.     WAIVERS, MODIFICATION AND AMENDMENT
            -----------------------------------

     No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing and signed by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     10.     SEVERABILITY CLAUSE
             -------------------

     If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision or provisions.

     11.     PROPERLY EXECUTED.
             -----------------

     HiEnergy Defendants represent and warrant that this Agreement has been duly authorized, executed and delivered and that all corporate action necessary to approve and authorize the terms of this agreement have been performed.

     12.     INTEGRATION
             -----------

     This agreement constitutes the entire agreement between the parties. This agreement supersedes all prior negotiations, representations or agreements, either written or oral. This agreement may be amended only by the written agreement of all parties to this agreement.

     13.     COUNTERPARTS
             ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In addition a faxed signature shall be binding as though it were an original.

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Settlement Agreement and Release
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______________________________________________________________________________



     IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the date stated below.



Dated: January 15, 2003               By:       /s/ K. Cowan
               --                         ------------------------
                                               Keith Cowan

                                      HiEnergy Microdevices, Inc.


Dated: January 15, 2003               By:       /s/ BC Maglich
               --                         ------------------------

                                      HiEnergy Technologies, Inc.


                                           /s/ Tom Pascoe
Dated: January 15, 2003               By: _______________________
               --
                                           /s/ BC Maglich
Dated: January 15, 2003               By: _______________________
               --                          Bodgan Castle Maglich








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